Exhibit 99.2

American Battery Technology Company Reports FY 26 Financial Results, Delivering 407% Revenue Growth and Positive Adjusted Gross Profit

Revenue Increased Year-Over-Year to $21.7 Million and Adjusted Gross Profit Turned Positive, Marking a Key Milestone in the Scale-Up of America’s Domestic Critical Mineral Manufacturing Industry

Reno, Nev., September 14, 2026 — American Battery Technology Company (NASDAQ: ABAT), an integrated domestic critical mineral manufacturing company that is commercializing its internally-developed technologies for both primary critical mineral manufacturing and secondary critical mineral recycling, announced financial results for the fiscal year ended June 30, 2026.

Fiscal year 2026 marked a transformational milestone for American Battery Technology Company (ABTC) as it delivered record annual revenue, achieved positive adjusted gross margin, strengthened its balance sheet, and continued advancing its domestic critical mineral recycling and lithium manufacturing initiatives. As the strongest financial results in the company’s history, these achievements represent an important milestone in the continued expansion of America’s domestic critical mineral manufacturing industry and underscore the increasing role of critical mineral recycling in building a resilient U.S. battery supply chain.

“Fiscal 2026 was a defining year for American Battery Technology Company as we delivered the strongest financial results in our company’s history while continuing to expand America’s domestic critical minerals infrastructure,” stated Ryan Melsert, American Battery Technology Company CEO. “These achievements demonstrate our continued success in increasing production volumes, improving operating economics, and scaling a critical domestic source of battery materials. With our growing first recycling facility, development of our second commercial recycling facility, and continued advancement of our Tonopah Flats Lithium Project, we are executing a uniquely integrated strategy that combines battery recycling, domestic critical mineral resource development, and advanced critical mineral processing technologies.”

Fiscal Year 2026 Financial Highlights:

●	Revenue increased 407% to $21.7 million, compared to $4.3 million in fiscal year 2025, driven by increased recycling facility throughput, increased production of byproducts, and improved product pricing

●	While Revenue grew 407%, cost of goods sold increased by only 67% to $24.8 million, compared to $14.9 million in fiscal year 2025, reflecting the implementation of numerous facility-wide operational efficiencies

●	Adjusted gross profit (non-GAAP), with the removal of non-cash expenses, improved to positive $1.7 million, compared to an adjusted gross loss of $6.2 million in fiscal year 2025, demonstrating substantially improved operating economics as production volumes increased and operational efficiencies were implemented

●	Cash balance increased to $49.5 million as of June 30, 2026, compared to $7.5 million as of June 30, 2025

●	Total assets increased to $132.8 million, compared to $84.5 million as of June 30, 2025

●	The company ended fiscal year 2026 with no outstanding debt

A reconciliation of cost of goods sold to cash cost of goods sold and adjusted gross margin (both are non-GAAP measures) is as follows:

Description	Amount ($M) Fiscal Year 2026	Amount ($M) Fiscal Year 2025
Revenue	$21.7	$4.3
Cost of goods sold	$24.8	$14.9
Gross profit (loss)	$(3.1)	$(10.6)

Description	Amount ($M) Fiscal Year 2026	Amount ($M) Fiscal Year 2025
Revenue	$21.7	$4.3
Cost of goods sold (GAAP)	$24.8	$14.9
Less: depreciation expense	$(3.7)	$(3.6)
Less: stock-based compensation	$(1.1)	$(0.8)
Cash cost of goods sold (non-GAAP)	$20.0	$10.5
Adjusted gross profit (loss) (non-GAAP)	$1.7	$(6.2)

Management uses certain non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends as well as to view the results from management’s perspective. Non-GAAP cost of goods sold excludes certain non-cash charges including depreciation expense and stock-based compensation. Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP.

Critical Mineral Recycling: Commercial Scale Operations

●	Continued ramp-up of ABTC’s 20,000 tonnes per year first commercial-scale lithium-ion battery recycling facility, increasing processing rates and recycled critical mineral production throughout fiscal 2026.

●	Achieved record annual recycling revenue through increased throughput, manufacturing of byproducts, and growing commercial demand for recycled critical minerals.

●	Ramped manufacturing and sales of recycled products and byproducts derived from lithium-ion batteries from electric vehicles, consumer electronics, and grid-scale battery energy storage systems (BESS) supporting the proliferation of domestic data centers and artificial intelligence (AI) training models.

●	Achieved the company’s first-ever positive gross margin during fiscal 2026, demonstrating continued improvements in operational scale and manufacturing efficiency.

●	Selected to recycle batteries from the largest lithium-ion battery cleanup project in U.S. history, representing an estimated $30 million project opportunity and further validating the company’s commercial recycling capabilities.

●	Launched a landmark partnership with The Battery Network (formerly Call2Recycle), the nation’s leading consumer battery stewardship and collection organization, to expand lithium-ion battery collection and recycling infrastructure across the United States and increase the domestic recovery of critical battery materials.

●	Advanced development for the company’s second commercial-scale battery recycling facility, designed to process approximately 100,000 tonnes of battery materials annually.

●	Continued progress under the company’s competitively awarded $150 million U.S. Department of Energy grant supporting construction of its second recycling facility.

●	Continued advancement of next-generation critical mineral processing technologies supported by a $10 million U.S. Department of Energy grant for commercial implementation and optimization activities.

●	Continued expanding domestic critical mineral manufacturing capabilities through a uniquely integrated strategy that combines battery recycling, domestic resource development, and advanced mineral processing technologies.

Tonopah Flats Lithium Project: Advancing Domestic Lithium Production:

●	Published a milestone Pre-Feasibility Study (PFS) for ABTC’s Tonopah Flats Lithium Project (TFLP), one of the largest identified lithium resources in the United States, detailing approximately 21.3 million tonnes of lithium hydroxide monohydrate resource, including 2.7 million tonnes classified as proven and probable reserves.

●	Continued advancement of domestic lithium claystone mine and refinery capable of producing approximately 30,000 tonnes per year of battery-grade lithium hydroxide.

●	Successfully secured reinstatement of the company’s $57.7 million U.S. Department of Energy cooperative agreement supporting construction of the first phase of its commercial-scale lithium hydroxide refinery.

●	Completed National Environmental Policy Act (NEPA) baseline studies for the Tonopah Flats Lithium Project, representing a significant milestone supporting federal permitting activities and advancement toward project commercialization.

●	Received certification from the U.S. Bureau of Land Management that the mine and refinery Plan of Operations for the TFLP has been accepted

●	Selected by President Trump’s National Energy Dominance Council (NEDC) and the FAST-41 Permitting Council for designation as a Priority Project for streamlined federal permitting activities.

●	Continued operation and optimization of the company’s integrated lithium hydroxide demonstration facility, producing battery-grade lithium hydroxide samples for customer evaluation and qualification activities.

●	Advanced development of one of the largest identified lithium resources in the United States to support the development of a secure, resilient, and domestically sourced critical minerals supply chain.

ABTC will host its FY 2026 earnings call on Monday, September 14, 2026 at 4:30 p.m. Eastern Time. View the Livestream webcast here. The press release, webcast replay, and presentation are available at https://investors.americanbatterytechnology.com.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Inferred Resource

Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource

Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

Measured Resource

Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Mineral Reserve

Mineral Reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Probable Mineral Reserve

Probable Mineral Reserve is the economically mineable part of an indicated and, in some cases, a measured mineral resource.

Proven Mineral Reserve

Proven Mineral Reserve is the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.

Pre-Feasibility Study

A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility Study is more comprehensive and results in a higher confidence level than an Initial Assessment.

Initial Assessment

An Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized. The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. Forward looking statements include, among other things, statements concerning: the impact of the Directors and our request for an exception, changes in government policy regarding critical minerals, and our ability to develop domestic sales channels of black mass; offtake agreements with customers; the Company’s future sales of products to customers, including the amounts, timing, and types of products included within those sales; potential loans, grants, and debt financing arrangements, including due diligence, the amount and type of debt, its syndication, and the schedule for closing; the scale of the battery recycling operations; the anticipated production from the integrated pilot facility; the scale, construction, and operation of the battery recycling operations, integrated pilot facility, Tonopah Flats Lithium Project, and commercial lithium mine and refinery; and the costs, schedules, production and economic projections associated with the foregoing. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2026. The Company assumes no obligation to update any of the information contained or referenced in this press release.

###

American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

AMERICAN BATTERY TECHNOLOGY COMPANY

Consolidated Statements of Operations

	Fiscal year ended June 30, 2026	Fiscal year ended June 30, 2025

Revenue	$21,741,726	$4,290,224
Cost of goods sold	24,830,966	14,864,633
Gross margin (loss)	(3,089,240)	(10,574,409)

General and administrative	51,632,213	21,151,445
Research and development	17,871,542	8,470,161
Exploration	2,114,995	1,827,314
Total operating expenses	71,618,750	31,448,920

Net loss before other income (expense)	(74,707,990)	(42,023,329)

Other income (expense)

Interest income (expense)	980,685	(19,445)
Amortization and accretion of financing costs	(307,428)	(3,776,177)
Change in fair value of derivative liability	-	705,184
Loss on debt extinguishment	-	(675,648)
Loss on private placement	-	(567,161)
Change in fair value of liability-classified financial instruments	-	875,100
Credit loss on receivable pursuant to share purchase agreement (Tysadco)	-	(1,415,803)
Other income	655,712	134,654

Total other income (expense)	1,328,969	(4,739,296)

Net loss attributable to common stockholders	$(73,379,021)	$(46,762,625)

Net loss per share, basic and diluted	$(0.58)	$(0.58)

Weighted average shares outstanding, basic and diluted	127,582,321	80,316,363

AMERICAN BATTERY TECHNOLOGY COMPANY

Consolidated Balance Sheets

	June 30, 2026	June 30, 2025
ASSETS

Cash and cash equivalents	$49,519,474	$7,474,304
Accounts receivable	6,952,929	2,799,603
Inventory (Note 4)	584,763	408,147
Grants receivable (Note 5)	217,771	244,238
Other receivable	561,940	-
Prepaid expenses and other	2,296,785	2,884,899
Subscription receivable	-	925,077
Restricted cash	800,000	5,000,000
Assets held-for-sale (Note 7)	-	9,795,842

Total current assets	60,933,662	29,532,110

Property and equipment, net (Note 6)	57,294,191	45,469,853
Mining properties (Note 8)	9,819,655	8,392,977
Intangible assets (Note 9)	4,618,592	766,694
Right-of-use asset (Note 12)	173,609	296,157

Total assets	$132,839,709	$84,457,791

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable and accrued liabilities (Note 10)	$6,263,435	$5,822,987
Operating lease liability	131,287	115,863
Notes payable (Note 11)	-	7,729,755

Total current liabilities	6,394,722	13,668,605

Operating lease liability, long-term	58,876	190,163
Total liabilities	6,453,598	13,858,768

STOCKHOLDERS’ EQUITY

Series A Preferred Stock Authorized: 33,334 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares	–	–

Series B Preferred Stock Authorized: 133,334 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares	–	–

Series C Preferred Stock Authorized: 66,667 preferred shares, par value of $10.00 per share; Issued and outstanding: nil preferred shares	–	–

Series D Preferred Stock Authorized: 5 preferred shares, par value of $0.001 per share; Issued and outstanding: nil preferred shares	–	–

Common Stock Authorized: 250,000,000 common shares, par value of $0.001 per share; Issued and outstanding: 141,541,493 and 97,398,519 common shares as of June 30, 2026 and June 30, 2025, respectively	141,541	97,396

Additional paid-in capital	459,714,548	329,667,507
Common stock issuable	-	925,077
Accumulated deficit	(333,469,978)	(260,090,957)

Total stockholders’ equity	126,386,111	70,599,023

Total liabilities and stockholders’ equity	$132,839,709	$84,457,791